UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 28, 2020
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 28, 2020, Edgewell Personal Care Company (the "Company") and certain subsidiaries of the Company entered into a credit agreement (the "Credit Agreement") with Bank of America, N.A. as administrative agent and collateral agent ("BofA"), MUFG Bank, Ltd., as syndication agent (“MUFG”), TD Securities (USA) LLC, as joint lead arranger (“TD”), and the several lenders from time to time party thereto (together with BofA, MUFG, and TD, the "Lenders").
Subject to the satisfaction of certain customary closing conditions (which the Company expects to satisfy this month), the Credit Agreement will provide for a new senior secured revolving credit facility (the "Revolver") in an aggregate principal amount of $425 million maturing in 2025, subject to the following springing maturity dates: (i) February 18, 2021, if the aggregate outstanding amount of the Company’s 4.700% Senior Notes due 2021 (the “2021 Notes”) is greater than $150 million as of such date and (ii) February 18, 2022, if the aggregate outstanding amount of the Company’s 4.700% Senior Notes due 2022 (the “2022 Notes,” and together with the 2021 Notes, the “Notes”) is greater than $150.0 million as of such date, in each case, subject to certain exceptions. The Revolver will include a letter of credit subfacility of up to $70 million and will provide the Company with the ability to incur certain amounts of additional incremental loans in the future, subject to the satisfaction of certain conditions.
Borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option, either of the following, plus, in each case, an applicable margin: (a) for base rate loans, a base rate determined by reference to the highest of (i) the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (ii) one-half of one percent (0.5%) in excess of the overnight federal funds rate, and (iii) the one month London Inter-bank Offered Rate (“LIBOR”), plus 1.00%; and (b) for LIBOR loans, a base rate determined by reference to the highest of (i) LIBOR (as calculated pursuant to the Credit Agreement) for the respective interest period or (ii) 0.00%.
Upon closing of the Credit Agreement, the Credit Agreement will be guaranteed, jointly and severally, by the Company’s material domestic subsidiaries (the "Guarantors"), subject to certain exceptions, and will be secured by a first-priority security interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions (including, for so long as the Notes are outstanding, stock and debt of certain subsidiaries and “principal properties” as defined in the indenture relating to the Notes). The Credit Agreement also contains customary representations and warranties, and affirmative and negative covenants, including limitations on additional indebtedness, dividends, and other distributions, entry into new lines of business, use of loan proceeds, restrictions on liens on the assets of the Company and its subsidiaries, transactions with affiliates, and dispositions. The Credit Agreement will require that the Company maintain a maximum Total Net Leverage Ratio equal to or less than a ratio of 4.00:1.00 (subject to a step-up in certain circumstances).
The Credit Agreement will require the Company to make mandatory prepayments of borrowings under the Credit Agreement to the extent the amounts outstanding pursuant to the Revolver (including Letters of Credit outstanding) exceed the aggregate commitments with respect thereto.
In addition, the Credit Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material indebtedness, bankruptcy and insolvency events, material judgments and change of control provisions. Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the Credit Agreement could be accelerated and the Lenders could foreclose on their security interests in the assets of the Company and the Guarantors.
Upon closing, the Credit Agreement will replace the Company’s existing senior unsecured revolving credit agreement dated as of June 1, 2015, among Edgewell Personal Care Company (formerly named Energizer Holdings, Inc.), as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, as amended, supplemented or modified from time to time.
A copy of the Credit Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Credit Agreement.
Item 7.01 Regulation FD Disclosure.
On April 2, 2020, the Company issued a press release announcing entry into the Credit Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of March 28, 2020, by and among, inter alia, the Company, the subsidiaries of the Company from time to time parties thereto, the lenders from time to time parties thereto, MUFG, as syndication agent, TD as join lead arranger and BofA, as administrative agent and collateral agent.

99.1	Press Release of Edgewell Personal Care Company issued on April 2, 2020.
104	Cover page information from Edgewell Personal Care Company's Current Report on Form 8-K filed on April 2, 2020, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Marisa B. Iasenza
Marisa B. Iasenza
Chief Legal Officer

Dated: April 2, 2020